THE HOUGH GROUP OF FUNDS
and
WILLIAM R. HOUGH & CO.

CODE OF ETHICS
(Rule 17j-1 Policy)

Governing Purchase and Sale of Securities by Each
Officer, Trustee and Employee
Revised August 10, 2000

I.	Legal Requirement

The Hough Group of Funds (the "Funds," and each series, a "Fund") and William
R. Hough & Co. ("WRH"), the Investment Adviser and Distributor for the Funds, a are subject to the requirements imposed under Rule 17j-1 under the Investment Company Act of 1940. Rule 17j-1 makes it unlawful for WRH or any trustee, officer or employee of the Fund or WRH (as well as persons controlling, controlled by or under common control with the Funds), in connection with the purchase and sale by such person of a security "held or to be acquired" by the Fund:

1. To employ any device, scheme or artifice to defraud the Fund;

2.	To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

4.	To engage in any manipulative practice with respect to the Fund.

A security is "held or to be acquired" if within the most recent 15 days it
(i) is or has been held by the Fund, or (ii) is being considered by the Fund or WRH for purchase by the Fund.

II.	Prohibitions

A.	It is the policy of the Fund that no "Access Person"13 shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1 set forth above.

B.	So that a buying or selling of an interest on the part of an access person as well as on the part of the Fund will not affect the price paid or received by the Fund for any security, it is also the policy of the Fund that:
No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known at the time of such purchase or sale is being considered for purchase or sale by the Fund; or is being purchased or sold by the Fund.
No access person shall enter any such order for the purchase or sale of such security until the day after the Fund's transactions in that security have been completed.

III. Reporting Requirements

A. To the Board of Trustees

	No less frequently than annually, the Fund and WRH shall furnish to the Fund's Board of Trustees and the Board of Trustees shall consider, a written report that:

1. Describes any issues arising under the Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations; and

	2. Certifies that the Fund and WRH have adopted procedures reasonably necessary to prevent Access
        Persons from violating the code.

B. Reports by Access Persons

	The following reports are intended to provide the Fund with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-l(a) are being observed by Access Persons of the Fund or WRH. No report is required with respect to transactions or accounts over which the person has no direct or indirect influence or control (except an independent trustee):

1. Initial Holdings Reports.   No later than (10) days after an individual
becomes an Access Person, the following information must be reported to the Fund and WRH on the form attached hereto as Exhibit B:

(a) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;
(b) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and
(c) The date that the report is submitted by the Access Person.


2.    Quarterly Transaction Reports.

       (a) Each Access Person, other than (i) a trustee who is not an interested person of the Fund, and (ii) Access Persons required to report their securities transactions pursuant to Rule 204-2(a)(12) under the Investment Advisers Act, shall submit reports in the form attached hereto as Exhibit A to the Fund's Compliance Officer showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. 14 Such reports shall be filed not later than 10 days after the end of each calendar quarter, but need not show transactions if such person had no direct or indirect influence or control over the transaction.

       (b)	Each trustee who is not an interested person of the Fund
       shall submit the same quarterly report as required under paragraph
       (a), but only for a transaction in a Covered Security where he knew at the time of the transaction or, in the ordinary course of fulfilling his official duties as a trustee, should have known that during the 15 day period immediately preceding or after the date of the transaction, such Security is or was purchased or sold, or considered for purchase or sale, by the Fund. No report is required if the trustee has no direct or indirect influence or control over the transaction.

        (c)	Each Access Person required to submit reports pursuant to
       the provisions of subparagraphs (a) and (b) above, may, in the alternative, arrange for duplicate copies of brokers advices covering each reportable transaction for the account of such access person to be mailed by the broker executing the transaction directly to the Compliance Officer of the Fund simultaneously with furnishing the advice of such transaction to such access person.

        (d) Access Persons of WRH and the Fund shall also report on the Securities Transaction Report within 10 days after the end of each calendar quarter any factors potentially relevant to a conflicts of interest analysis of which they are aware, including the existence of any substantial economic relationship between his or her transactions and securities held or to be acquired by the Fund.

For the purpose of subparagraphs 2 (a), (b) and (c) above, a "reportable security" means generally all securities except securities issued or guaranteed by the United States Government, its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

3. Annual Holdings Report. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted) shall be reported on the form attached hereto as Exhibit C:

(a) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;
(b) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and
(c) The date that the report is submitted by the Access Person.


4. Pre-approval of Investments in IPO's and Limited Offerings. Investment Personnel of the Fund or WRH must obtain approval from the Compliance officer for WRH before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

For the purpose of Paragraph 4 above, "Investment Personnel" means any employee of the Fund or WRH (or of any company in a control relationship to the Fund or WRH) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund. At the commencement of this revised Code of Ethics, this will apply to Fund Management personnel.

B.		The Compliance Officer shall notify in writing each Access
Person who may be required to make reports pursuant to these policies that such person is subject to this reporting requirement, and shall deliver a copy of this policy to Access Person.


C. The Compliance Officer shall be responsible for reviewing the reports required by this code of ethics.

D.	              The Compliance Officer shall report to the Board of
Trustees:

	1.	At the next meeting following the receipt of any report on
        Exhibit A with respect to each reported transaction in a security which was held by or acquired by the Fund within 15 days before or after the date of the reported transaction or at a time when, to the knowledge of the Compliance Officer, the Fund or WRH was considering the purchase or sale of such security, unless (i) the transaction was a reinvestment of dividends pursuant to a plan, or (ii) the amount involved in the transaction was less than $100,000 in the case of debt securities, or $50,000 in the case of equity-oriented securities such as common stocks and convertible securities.

	2.	With respect to any transaction not required to be reported
        to the Board by the operation of subparagraph 1 that he believes nonetheless may evidence violation of this policy.

	3.	      Apparent violations of the reporting requirement.

E.	The Compliance Officer shall have discretion not to make a report to the Board under paragraph D if he finds that by reason of the size of the transaction, the circumstances or otherwise, no fraud or deceit or manipulative practice could reasonably be found to have been practiced on the Fund in connection with its holding or acquisition of the security or that no other material violation of this policy has occurred. A written memorandum of any such finding shall be filed with reports made pursuant to this policy.

F.	SANCTIONS - The Board shall consider reports made to it hereunder and upon discovering that a violation of this Code has occurred, the Board may impose such sanctions as it deems appropriate, including inter alia, a letter of sanction or suspension or termination of the employment of the violator. In addition, the Board shall review the operation of these policies at least once a year.

G.	The Compliance Officer shall on an as-needed basis, report to management (i) an evaluation of the current compliance procedures to detect violations of the Code of Ethics, (ii) a summary of existing procedures to detect violations of the Code of Ethics, and (iii) a description of the continuing educational program regarding the Code of Ethics.

H.	The Compliance Officer shall keep records of routine reviews of the
Securities Transactions Reports and any of steps taken to rectify non-compliance with the Code of Ethics.

I.	This policy, a copy of each report by (or duplicate brokers' advices for the account of) an access person, any written report or memorandum hereunder by the Compliance Officer, and lists of all persons required to make reports shall be preserved with the Fund records of the Compliance Officer for the period required by Rule 17j-1.

J.	SANCTIONS BY WRH - Upon discovering a violation of this Code by an access person of WRH, WRH may impose such sanctions as it deems appropriate including, inter alia, a letter of sanction or suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Board of Trustees of the Fund with respect to whose securities the violation occurred.

K. Recordkeeping Requirements. The Fund and WRH must maintain records as set forth below and must make these records available to the Securities and Exchange Commission or any representative of the Securities and Exchange Commission at any time and from time to time for reasonable periodic, special, or other examination:

1. A copy of the code of ethics that is in effect, or at any time within the past 5 years was in effect, must be maintained in an easily accessible place;
2. A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least 5 years after the end of the fiscal year in which the violation occurs;
3. A copy of each report made by an Access Person as required by this code of ethics, including any information provided in lieu of the reports, must be maintained for at least 5 years after the end of the fiscal year in which the report is made or the information is provided, the first 2 years in an easily accessible place.
4. A record of all persons, currently or within the past five years, who are or were required to make reports, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and
5. A copy of each annual report from WRH to the Board of Trustees will be maintained for at least 5 years after the end of the fiscal year in which it is made, the first 2 years in an easily accessible place.

The Fund or WRH must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities in an IPO or Limited Offering for at least five years after the end of the fiscal year in which the approval was granted.

IV.	Insider Accounts - Policy Statement

In addition to Rhea's insider trading policy (which includes its Chinese Wall policy) which is incorporated by reference herein, the following policies and procedures will be in effect for WRH and the Fund with particular respect to investment advisory services.

"Insider accounts" shall include the accounts of officers, directors and employees of any affiliated organization of WRH, which has identical shareholders as WRH, any estate or trust where an officer or employee is an executor or trustee or other fiduciary with a beneficial interest in the account; and, any person having knowledge of any proposed purchase and/or sale of securities for the account of any mutual fund affiliated with WRH.

For the purpose of definition, the parents, mother-in-law, father-in-law, son or daughter, son-in-law, or daughter-in-law, brother or sister, brother-in-law or sister-in-law of any officer or employee, any relative to whose support an officer or employee contributes, either directly or indirectly, or any other members of his family living in the same household shall be included in any reference to officers and employees.

A.		Avoiding Potential Conflicts of Interest

1.	Before a portfolio manager for a Fund client may execute any trade for the client or others, he or she must determine whether he or she has access to material non-public information. If the portfolio manager thinks he or she may have access to material, nonpublic information, the portfolio manager should take the following steps:

a.	Report the information and proposed trade immediately to the
Compliance Officer, Chief Financial Officer or General Counsel.
b.	Not purchase or sell the securities on behalf of self or others.
c.	Not communicate the information other than to Compliance Officer,
Chief Financial Officer or General Counsel.
d.	After the individual(s) in (c) have reviewed the issue, he/she/they will determine whether the information is material and non-public and, if so, what action the first should take.

The portfolio manager should consult with one of the individuals in (c) above before taking any action. This degree of caution will protect the portfolio manager and the firm.


	2. No insider account shall effect a transaction in any security in contemplation of a transaction in a security for an investment company client. If an order is executed for the Fund on the same day that a trade in such security was made for an insider account, the Compliance Officer or his designee should review the Fund trade as to when the adviser for the Fund contemplated a transaction with regard to the security, and such other details as are necessary to establish that both trades were made on the same day as a matter of coincidence.

	3. No person with an insider account may enter an order for himself or his clients in anticipation of a Fund trade.

        4. It is the policy of WRH that on any given day no insider account who has knowledge of a transaction by a Fund client can receive a more favorable execution price than that received by a Fund client. An exception to this policy can only be made under very unusual or extenuating circumstances and then only with the consent of the Compliance Officer.

        5. No insider account may purchase or sell options which is in anticipation of or in conflict with any activity of a Fund client of WRH.

        6. No insider account will be permitted to trade in any security while there is a pending order in such security for any Fund for which WRH acts as Investment Adviser.

        7. The Fund shall not be deemed an insider account of WRH for purposes of determining priority with regard to the use of research information.

        8. No short sales of any security for any insider accounts shall be permitted when the Fund is long any security of the same issuer (except U.S. Government).

        9. The Portfolio Manager shall avoid any appearance of impropriety in effecting securities transactions for its own account, a firm account or otherwise.

V. Disclosure of Code of Ethics Policy. The Fund is required to disclose the following information in its registration statement (the disclosure may be in the Statement of Additional Information):

1.        That the Fund and WRH have adopted  a code of ethics;
2. Whether the code permits Fund personnel to invest in securities for their own accounts; and
3. That the code is on public file with, and is available from, the SEC


EXHIBIT A

THE HOUGH GROUP OF FUNDS                           RETURN TO SUSANA CREFT

WILLIAM R. HOUGH & CO.
Securities Transaction Report
For the Calendar Quarter Ended

Access Persons:

For each question below, please mark the appropriate boxes:

1.	During the calendar quarter referred to above, I was involved in securities transactions which would potentially create a conflict of interest between the securities transactions and The Hough Group of Funds, including the existence of any substantial economic relationships between my securities transactions and securities held or to be acquired by The Hough Group of Funds:

   Yes            No          (If Yes, explain on the back of this
                               Securities Transaction Report.)

2.	During the calendar quarter referred to above, I have caused all broker confirms for all of my outside brokerage account(s), if any, be sent to William R. Hough & Co.'s Compliance Officer:

   Yes            No           N/A

3.	Set forth below are any additional securities transactions in which
I had a direct or indirect beneficial ownership in the calendar quarter referred to above (other than securities transactions in my account(s) at William R. Hough & Co., or as set forth on broker confirms sent to William R. Hough & Co.):

Security*

Date of Securities Transaction

Number of Shares or Principal Amount

Dollar Amount of Securities Transactions

Nature of Securities Transactions (Purchase, Sale, Other)

Price

Interest Rate and Maturity Date (if applicable)

Broker/Dealer or Bank Through Which Effected


4. Set forth below are securities accounts established during the calendar quarter referred to above (other than accounts opened at William R. Hough & Co.) in which I had a direct or indirect beneficial ownership:


Name of Broker, Dealer or Bank with whom Account was Established

Date Account Established


This report (i) excludes securities transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other securities transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

I have not effected any other securities transactions of which I had, or by reason of such securities transactions acquired, direct or indirect beneficial ownership and which are required to be reported pursuant to the Rule 17j-1 Policy of the Hough Group of Funds and William R. Hough & Co., other than as referenced above.

Date:                                Signature:

Print Name:



EXHIBIT B
THE HOUGH GROUP OF FUNDS        RETURN TO SUSANA CREFT

WILLIAM R. HOUGH & CO.
Initial Holdings Report

Access Persons:

The following information must be provided no later than ten (10) days after receiving written notification that you are an "Access Person" as defined in the Rule 17j-1 Policy of the Hough Group of Funds and William R Hough & Co.:

Set forth below are the title, number of shares and principal amount of each security in which I have any direct or indirect beneficial ownership and the name(s) of any broker, dealer or bank with whom I maintain an account in which any securities are held for my direct or indirect benefit:


Security

Number of Shares

Principal Amount

Broker/Dealer or Bank Through Which an Account is maintained

This report (i) excludes securities transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other securities transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


I have no other securities holdings to report, direct or indirect, which are required to be reported pursuant to the Rule 17j-1 Policy of the Hough Group of Funds and William R. Hough & Co., other than as referenced above.

Date:                           Signature:

Print Name:


EXHIBIT C
THE HOUGH GROUP OF FUNDS        RETURN TO SUSANA CREFT

WILLIAM R. HOUGH & CO.
Annual Holdings Report

Access Persons:

Please provide the following information which must be current as of a date no more than 30 days prior to the date of this report. Although most of this information duplicates information you have provided on other reports, it is specifically required by the regulation that you set forth all your holdings annually on this form.

Set forth below are the title, number of shares and principal amount of each security in which I have any direct or indirect beneficial ownership and the name(s) of any broker, dealer or bank with whom I maintain an account in which any securities are held for my direct or indirect benefit:


Security

Number of Shares

Principal Amount

Broker/Dealer or Bank Through Which an Account is maintained


This report (i) excludes securities transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other securities transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

I have no other securities holdings to report, direct or indirect, which are required to be reported pursuant to the Rule 17j-1 Policy of the Hough Group of Funds and William R. Hough & Co., other than as referenced above.



Date:                         Signature:

Print Name:


13 	An "Access Person" is (1) each trustee or officer of the Fund or of
WRH; (2) any natural person in a control relationship (25 % ownership) to the Fund or the Investment Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund; (3) each of those employees, directors or officers of the Fund or WRH, or a company in a control relationship to the Fund or WRH who in connection with his or her regular duties obtains information about the purchase or sale of a covered security by the Fund or whose functions relate to the making of such recommendations or participating in the determination of which recommendation shall be made.

14 	Beneficial ownership is defined to be the concept of ownership used in Section 16 of the Securities Exchange Act of 1934 and not the expanded definition in Rule 13(d)(3) used for proxy statement reporting.



Wpdata/Funds/Code of Ethics-Rule17j-1Policy.doc
Revised August 10, 2000